Exhibit 11 - Statement Re: Computation of per share earnings

                                                                                (UNAUDITED)
                                                           THREE MONTHS ENDED                  NINE MONTHS ENDED
                                                              SEPTEMBER 30,                      SEPTEMBER 30,
                                                         1997              1996             1997              1996
                                                      ------------     -------------     ------------      ------------
                                                              (Amounts in thousands, except per share amounts)
Primary:

     Average shares outstanding                            10,151             9,631            9,935             9,615

     Net effect of the assumed exercise of stock
          options, based on the treasury stock
          method using average market price                   302               327              263               309
                                                      ------------     -------------     ------------      ------------

                                                           10,453             9,958           10,198             9,924
                                                      ============     =============     ============      ============

Net income                                                $ 3,132           $ 2,147          $ 7,792           $ 6,241
                                                      ============     =============     ============      ============

Income per common share                                  $   0.30          $   0.22         $   0.76          $   0.63
                                                      ============     =============     ============      ============

Fully Diluted:

     Average shares outstanding                            10,151             9,631            9,935             9,615

     Net effect of the assumed exercise of stock
          options, based on the treasury stock
          method using average market price or
          period ending market price, whichever
          is higher
                                                              328               379              280               380
                                                      ------------     -------------     ------------      ------------

                                                           10,479            10,010           10,215             9,995
                                                      ============     =============     ============      ============

Net income                                                $ 3,132           $ 2,147          $ 7,792           $ 6,241
                                                      ============     =============     ============      ============

Income per common share                                  $   0.30          $   0.21         $   0.76          $   0.62
                                                      ============     =============     ============      ============